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                                                                    EXHIBIT 10.6

                                 FIRST AMENDMENT
                                       TO
                                 ALLERGAN, INC.
                           SAVINGS AND INVESTMENT PLAN
                                 (RESTATED 2005)

The ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (the "Plan") is hereby amended as follows:

I.      Section 2.18(g) of the Plan is amended as follows:

                        (g) In accordance with paragraph (f) above, an Eligible
                Employee shall receive Credited Service for any period of employment with Allergan Medical Optics - Lenoir facility, Oculex Pharmaceuticals, Inc., or Inamed Corporation and any subsidiary of Inamed Corporation prior to each becoming an Affiliated Company but only to the extent provided in paragraph
                (e) above. Notwithstanding anything in this Section to the contrary and for purposes of this Plan only, the Employment Commencement Date (or Reemployment Commencement Date) of an Eligible Employee described in this paragraph (g) shall mean, for purposes of paragraph (b), the date (or, in the case of a Reemployment Commencement Date, the date following a Severance) on which the Eligible Employee was first credited with an Hour of Service with Allergan Medical Optics - Lenoir facility, Oculex Pharmaceuticals, Inc., or Inamed Corporation and any subsidiary of Inamed Corporation including any date prior to Allergan Medical Optics - Lenoir facility, Oculex Pharmaceuticals, Inc., or Inamed Corporation and any subsidiary of Inamed Corporation becoming an Affiliated Company.

II.     Section 2.21 of the Plan is amended as follows:

                        2.21 Eligible Employee. "Eligible Employee" shall mean
                any United States-based payroll Employee and any Puerto Rico-based payroll Employee of the Company and any expatriate Employee of the Company who is a United States citizen or permanent resident, but excluding:

                                (a) any non-resident alien of the United States
                        and Puerto Rico, non-regular manufacturing site transition Employee, Leased Employee, or Employee covered by a collective bargaining agreement; and

                                (b) any Employee who is employed by (i) Inamed
                        Corporation and any of its subsidiaries (or any Affiliated Company that is designated by the Sponsor as a successor thereto) on or after the "Effective Time" as defined in the Agreement and Plan of Merger dated as of December 20, 2005 by and among Allergan, Inc., Banner Acquisition, Inc., and Inamed Corporation or (ii) the Company as of the date he or she becomes classified as "Inamed-benefited" in the payroll records of the Company.


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III.    This First Amendment shall be effective as of the "Effective Time" as defined in the Agreement and Plan of Merger dated as of December 20, 2005 by and among Allergan, Inc., Banner Acquisition, Inc., and Inamed Corporation.

        IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment to the Allergan, Inc. Savings and Investment Plan (Restated 2005) on this 6th day of March, 2006.



ALLERGAN, INC.


BY:      /s/ Roy J. Wilson
        ----------------------------
        Roy J. Wilson
        Executive Vice President



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